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EXHIBIT 99.1

TERM SHEET
PNEUMO ABEX SETTLEMENT
PLAN A AND PLAN B

Executed as of July 6 2006

This Term Sheet (this “Term Sheet”) sets forth the principal terms of the “Plan A”
settlement and the “Plan B” settlement that have been under discussion among the parties hereto.

The undersigned parties hereto, Cooper Industries, Ltd. (“Cooper Ltd”), Cooper Industries, LLC (successor by merger to Cooper Industries, Inc.) (“Cooper LLC”, and together with Cooper Ltd, “Cooper”), PCT International Holdings Inc. (“PCT”), Pneumo Abex, LLC (successor by merger to Pneumo Abex Corporation) (“Pneumo Abex” and together with PCT and Cooper, the “Pneumo Parties”), Federal-Mogul Corporation (“FMC”), Federal-Mogul Products, Inc. (“FMP”), the Future Claimants’ Representative for FMC and FMP (the “FCR”) appointed in the Chapter 11 cases known as In re Federal-Mogul Global Inc., T&N Limited, et al., No. 01-10578 (jointly administered) (the “Reorganization Cases”) pending in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”), and the Official Committee of Asbestos Claimants for FMC and FMP (the “ACC”) appointed in the Reorganization Cases, have agreed to proceed with the settlements described herein on the terms and subject to the conditions set forth in this Term Sheet.

A.	PLAN A SETTLEMENT

1.	Purpose of Plan A Settlement

The purpose of the Plan A settlement described in this Section A (“Plan A”) is to resolve the liability of Cooper Ltd, Cooper LLC, PCT, Pneumo Abex, and the other Pneumo Protected Parties (defined below) for Pneumo Asbestos Claims (defined below) through a contribution by or on behalf of the Pneumo Protected Parties to a trust to be established under the Third Amended Joint Plan of Reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) of Federal-Mogul Global Inc., T&N Limited, et al., as the same may be amended, modified or supplemented from time to time (the “Plan”), in exchange for protection for the Pneumo Protected Parties under Section 524(g) of the Bankruptcy Code. This contribution by or on behalf of the Pneumo Protected Parties will provide the funds to pay the Pneumo Asbestos Claims for which FMP is or could be liable and for which the Pneumo Protected Parties are or could be co-liable.

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2.	Protection for Pneumo Protected Parties from Pneumo Asbestos Claims

(a) Definitions:

(i) For purposes of this Term Sheet, “Pneumo Asbestos Claims” include any and all claims and demands (including contribution and indemnity claims and demands), whenever and however asserted, whether in the nature of or sounding in tort, contract, warranty, conspiracy or any other theory of law, equity or admiralty whatsoever, for, attributable to, based on, arising out of or under or derivative of, directly or indirectly, physical, emotional or other personal injuries (including without limitation death resulting therefrom) caused, or allegedly caused, in whole or in part, directly or indirectly, by the presence of or exposure to asbestos or asbestos-containing products for which FMP is or could be liable and arising or allegedly arising, directly or indirectly, from acts, omissions, business or operations of one or more of the debtors in the Reorganization Cases or the predecessors of any of such debtors, or any other entity for whose acts, omissions, business or operations any of such debtors have liability (to the extent of such debtor’s or debtors’ liability for such acts, omissions, business or operations), including without limitation those (A) for which Wagner Electric Corporation (now known as Federal-Mogul Products, Inc.) (“Wagner”) is or could be liable, directly or indirectly, under or as a result of that certain Asset Purchase Agreement dated as of November 21, 1994 between Wagner and Pneumo Abex Corporation (whose successor in interest is Pneumo Abex) (the “1994 APA”), (B) for which Cooper is or could be liable under that certain Mutual Guaranty Agreement dated as of December 30, 1994 between Abex, Inc. and Cooper Industries, Inc. (now known as Cooper LLC) (the “Mutual Guaranty”), (C) against any Pneumo Protected Party to the extent arising, directly or indirectly, from acts, omissions, business, or operations of Wagner (including its successors in interest) related to or in connection with the operation of any business, activity, and operations of Wagner while Wagner (or its successors in interest) was a direct or indirect subsidiary of Cooper, or (D) against any Pneumo Protected Party to the extent such claims or demands would constitute “Assumed Liabilities” within the meaning of the 1994 APA or to the extent arising, directly or indirectly, from acts, omissions, business, or operations of Pneumo Abex (including its predecessors in interest) related to or in connection with the operation of the Business (as defined in the 1994 APA) but excluding Retained Liabilities (as defined in the 1994 APA) for so long as they remain Retained Liabilities; provided, however, that Pneumo Asbestos Claims shall not include workers’ compensation claims.

(ii) When used in this Term Sheet “Pneumo Protected Parties” means (A) the Pneumo Parties, (B) each of the respective past and present affiliates listed on Exhibit A attached hereto (provided that each Pneumo Party may modify such Exhibit A from time to time prior to the date on which the order confirming the Plan becomes a final, non-appealable order to remove entities affiliated with it therefrom) and future affiliates (including, without limitation, direct or indirect parents or subsidiaries), successors or assigns (including the Flavors Company (defined below) but excluding PepsiAmericas, Inc. and its predecessors (including but not limited to IC Industries, Inc.)), as applicable, of any Pneumo Party, but only in their capacities as such, and (C) each of the past, present and future officers, directors, employees, agents, affiliates (but only to the extent that such affiliates are listed on Exhibit A), equity holders (but only to the extent that such equity holders (other than public shareholders) are listed on Exhibit A), lenders,

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attorneys, accountants, financial advisors, consultants and other representatives of any person or entity listed in clauses (A) or (B) of this definition, but only in their capacities as such.

(b) Creation of Trust: Pursuant to, among other things, the Plan, a trust will be established in accordance with Section 524(g) of the Bankruptcy Code, which will be a “qualified settlement fund” pursuant to Section 468B of the Internal Revenue Code of 1986, as amended, and the regulations issued pursuant thereto (the “Trust”).

(c) Pneumo Protected Party Injunction; Plan A Effective Date: The Plan shall provide for the issuance of injunctions under Section 524(g) of the Bankruptcy Code permanently staying, restraining and enjoining all persons or entities which have or may have Pneumo Asbestos Claims, whenever and wherever arising or asserted, from taking any action against any Pneumo Protected Party for the purpose of directly or indirectly collecting, recovering or receiving payments or recovery with respect to any such Pneumo Asbestos Claim and otherwise permanently protecting the Pneumo Protected Parties from any and all Pneumo Asbestos Claims (the “Pneumo Protected Party Injunction”); provided however that the Pneumo Protected Party Injunction shall not prevent the assertion of Pneumo Asbestos Claims against the Trust for payment from the Trust or the Pneumo Abex Subfund (as defined below), as the case may be, in accordance with, and as and to the extent provided in, the Plan and the related Trust documents entered into or implemented in accordance with the Plan (including any trust agreement and trust distribution procedures governing, adopted by or in effect with respect to the Trust). The “Plan A Effective Date” means and shall occur on the effective date of the Plan and the Pneumo Protected Party Injunction. If the Pneumo Protected Party Injunction is not issued for any reason by or on the effective date of the Plan, the Plan A Effective Date shall not occur and none of the transactions described in this Section A shall be effectuated and Plan B will be implemented. The parties hereto will make appropriate provision in the Plan for the following:

(i) in the event the Plan A Effective Date shall occur before the confirmation order becomes a final, non-appealable order, (A) the Trust shall preserve the cash and other assets the Trust receives under Section 3 of this Term Sheet and shall make provision for the repayment to Cooper (which shall include identifying the source of funds for such repayment) and fully repay (without offset of any kind) the cash and other assets the Trust receives under Section 3 of this Term Sheet on the Plan B implementation Date (defined below) and (B) if the Trust pays any Pneumo Asbestos Claims and thereafter Plan A is unwound as provided in clause (ii) below, the Trust shall have no right to seek reimbursement or otherwise recover any amounts so paid (whether by virtue of subrogation, offset or otherwise) from Cooper or any other Pneumo Protected Party;

(ii) to provide that if (A) (x) the order confirming the Plan is reversed with respect to Plan A and (y) the resolution of the issues in Plan A giving rise to the reversal of a portion of the confirmation order involving Plan A would require one or more amendments to the Plan, and solely as a result of such amendments, a re-solicitation of votes in respect of the Plan would be required, or (B) Plan A is abandoned as provided in Section 10(g) below, then the asset transfers, transactions and releases described in this Term Sheet that occurred or became effective on the Plan A Effective Date will be unwound in their

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entirety such that the parties will be returned to their respective positions as if the Plan A Effective Date had never occurred and Plan B will be implemented; and

(iii) to provide adequate assurance that the amount payable to Cooper under Plan B set forth in Section 7(a) will be available in the event Plan A is unwound as provided in clause (ii) above as well as the source of funds for such payment.

The parties hereto will also make appropriate provision in the Plan so that the debtors in the Reorganization Cases, with the consent of the ACC and the FCR, can cause the Plan to go effective even though the order (A) confirming the Plan, and any portion of the Plan involving Plan A, or (B) issuing the Pneumo Protected Party Injunction, is not a final, non-appealable order. Subject to the rights of any other insureds (other than rights, if any, of holders of Pneumo Asbestos Claims), the Plan shall also provide that Cooper (or Pneumo Abex, with Cooper’s consent) may designate, subject to court approval (which approval may be set forth in the confirmation order for the Plan), insurers that agree to pay money to resolve claims for coverage of Pneumo Asbestos Claims as entities entitled to receive protection under Section 524(g) of the Bankruptcy Code pursuant to the Plan. In addition, to the extent permitted by applicable law, the Pneumo Protected Parties will be provided with the benefit of injunctive relief under Section 105 of the Bankruptcy Code (in addition to injunctive relief under Section 524(g) of the Bankruptcy Code) on the Plan A Effective Date.

(d) Assumption of Pneumo Asbestos Claims by the Trust: On the Plan A Effective Date, the Trust will become solely responsible for the resolution and payment of any and all Pneumo Asbestos Claims. If the Trust assumes asbestos liabilities under the Plan in addition to the Pneumo Asbestos Claims, the Trust will establish a segregated subfund (the “Pneumo Abex Subfund”) which will be the sole source of funds for payment of any and all Pneumo Asbestos Claims. If the Trust assumes only the Pneumo Asbestos Claims and no other asbestos liabilities under the Plan (and therefore the Plan provides that more than one trust will be established under Section 524(g) of the Bankruptcy Code), a segregated subfund will not be required and, notwithstanding any other provision herein, the term “Pneumo Abex Subfund” when used herein shall be deemed to refer to the Trust. The Pneumo Abex Subfund will be funded as described in Section 3 of this Term Sheet.

3.	Amount and Components of Contribution to the Pneumo Abex Subfund by or on behalf of the Pneumo Protected Parties

On the Plan A Effective Date, the applicable Pneumo Party shall make each of the following contributions on behalf of the Pneumo Protected Parties to the Trust to fund and be held in the Pneumo Abex Subfund to pay Pneumo Asbestos Claims, costs associated with the resolution and satisfaction of Pneumo Asbestos Claims, the expenses of the Trust described in Section 4(a) of this Term Sheet and the indemnification obligations of the Trust as set forth in Section 4(1) of this Term Sheet, which contributions to the Trust are subject to the following terms and conditions from and after the Plan A Effective Date:

(a) Cash: On the Plan A Effective Date, Cooper shall pay or cause to be paid $256 million to the Trust.

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(b) Promissory Note and Guaranty:

(i) On the Plan A Effective Date, Cooper LLC shall issue to the Trust a promissory note in the original principal amount of $500 million (the “Note”). The Note will be payable in 25 equal installments of $20 million per year, including by the application of insurance proceeds as provided in Section 3(c) of this Term Sheet, commencing on the first anniversary of the Plan A Effective Date. The Note will be a direct obligation of Cooper LLC and will be payable by Cooper LLC in accordance with its terms regardless of whether insurance proceeds are available. Except as provided in Section 3(b)(ii), the Note shall not bear interest. The Note may be prepaid in whole or in part without premium or penalty, including by. the. application of insurance proceeds. Payment of the Note will be guaranteed by Cooper Ltd.

(ii) Cooper LLC shall loan up to the following amounts to the Trust, as an advance against principal amounts that would become due under the Note, during the following years (each amount so loaned is referred to as an “Advance” and all amounts so loaned are referred to as the “Advances”), in the event (and then only to the extent) that (A) the 90% Share of Proceeds (defined below) for such year and for any prior period which has not been applied to principal as provided herein does not exceed the sum of the principal amount due in such year and the amount specified below for such year (plus any amount carried forward as provided in the next sentence) and (B) the Trust would not be able to pay all then-liquidated but unpaid Pneumo Asbestos Claims 100% of their liquidated value:

Amount	Year
$5 million	2015
$8.7 million	2016
$7.5 million	2017
$6.2 million	2018
$4.6 million	2019
$3.1 million	2020
$1.5 million	2021

If Cooper LLC is not required to advance the full amount specified above in any given year in accordance with the foregoing, any amount not so advanced shall be carried forward and added to the amount that may be advanced in subsequent years through 2021. Cooper shall have no obligation to make Advances after the year 2021. Advances may be prepaid by the Trust in whole or in part without premium or penalty, including, at the option of the Trust, by application of insurance proceeds or by offset against principal installments otherwise due under the Note. Interest shall accrue on an Advance at the rate of 5% per annum from the date such Advance is made until it is repaid; such interest shall compound annually. Outstanding Advances and accrued interest on Advances shall be repaid by the Trust at any time the Trust has funds in excess of the amount required to maintain a 100% payment percentage (where the amount to be so repaid shall be equal to such excess funds); any Advances not repaid with excess funds in accordance with the foregoing shall be repaid when the remaining principal amount outstanding under the Note is equal to such outstanding but unpaid Advances. In addition, interest on Advances that remains unpaid at the time the Note is repaid in full shall be paid to Cooper LLC

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by the Trust from proceeds of Insurance Rights (defined below) allocated to the Trust for that purpose pursuant to the last sentence of Section 3(c). Each time the Trust considers the determination or redetermination of its payment percentage, the Trust shall provide Cooper copies of all reports and other information concerning the value of the Trust’s assets and estimated present and future claims relied upon by the Trust in making such determination or redetermination. Notwithstanding the foregoing, in the event the Trust increases any matrix value set forth in the TDP (defined below)(other than increases to account for inflation) or increases the payment percentage above 100%, then the obligation of Cooper LLC to make Advances shall immediately and forever terminate.

(c) Insurance: On the Plan A Effective Date, each Pneumo Party (on behalf of itself and any Pneumo Protected Party controlled by it) shall assign to the Trust all of its rights to receive insurance proceeds under the insurance policies listed on Exhibit B attached hereto (but not the policies themselves), including defense and indemnity payments, payable in respect of or relating to Pneumo Asbestos Claims (other than Pneumo Asbestos Claims and defense costs paid or otherwise incurred by Cooper prior to the Plan A Effective Date, any rights and insurance proceeds with respect to which shall be retained by the applicable Pneumo Party for the benefit of Cooper (the “Pre-Effective Date Retained Insurance Claims and Proceeds”)), which rights include without limitation Pneumo Abex’s rights to receive payments with respect to Pneumo Asbestos Claims under existing and future coverage-in-place agreements with certain insurance companies (the “Insurance Rights”). To the extent the Trust or Pneumo Abex receives any insurance collection in respect of the Pre-Effective Date Retained Insurance Claims and Proceeds, the Trust or Pneumo Abex, as the case may be, shall promptly remit any such collection to Cooper and, until such remittance, the Trust or Pneumo Abex, as applicable, shall hold the same in trust solely for the benefit of Cooper. Prior to the 25th anniversary of the Plan A Effective Date, ninety percent (90%) of the proceeds of the Insurance Rights received by the Trust (whether directly or indirectly by virtue of its ownership of Pneumo Abex (see Sections 3(d) and 4(b) below)) (during any specified period, such proceeds are referred to as the “90% Share of Proceeds”) shall be applied first to and reduce the next principal installment(s) due under the Note, and then, after the Note has been paid in full, shall be promptly paid over to Cooper (and until such proceeds have been so paid to Cooper, such proceeds shall be deemed held and received by the Trust in trust solely for the benefit of Cooper); the remaining ten percent (10%) of such proceeds shall be held in the Pneumo Abex Subfund for the benefit of the holders of Pneumo Asbestos Claims. Beginning on the 25th anniversary of the Plan A Effective Date, eighty-five percent (85%) of the proceeds of the Insurance Rights received by the Trust (whether directly or indirectly by virtue of its ownership of Pneumo Abex (see Sections 3(d) and 4(b) below)) at any time, and from time to time, after the 25th anniversary of the Plan A Effective Date shall be promptly paid over to Cooper (and until such proceeds have been so paid to Cooper, such proceeds shall be deemed held and received by the Trust in trust solely for the benefit of Cooper); the remaining fifteen percent (15%) of such proceeds shall be used as follows: (i) ten percent (10%) of such proceeds shall be held in the Pneumo Abex Subfund for the benefit of the holders of Pneumo Asbestos Claims and (ii) five percent (5%) of such proceeds shall be used to pay interest that has accrued on Advances in accordance with Section 3(b)(ii) (and once all such interest has been repaid, any such remaining proceeds shall be held in the Pneumo Abex Subfund for the benefit of the holders of Pneumo Asbestos Claims).

(d) Ownership of Pneumo Abex: PCT shall transfer or cause to be transferred to the

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Trust all of the outstanding membership interest in Pneumo Abex on the Plan A Effective Date.

4.	Implementation of Plan A and Related Matters

(a) The Trust: The parties hereto will implement the provisions of Plan A through the Plan and the Trust established as provided in Section 2(b) above. Except as otherwise provided in this Term Sheet, the assets in the Pneumo Abex Subfund (including accrued interest and investment gains) will be used only to pay Pneumo Asbestos Claims, the indemnification obligations of the Trust described in Section 4(1) of this Term Sheet, and administrative costs and expenses (including taxes) associated with the Pneumo Abex Subfund, until all such expenses have been paid or reserved for, all such amounts payable to Cooper from the Trust as described herein have been paid in full, the trustees of the Trust deem it unlikely that new Pneumo Asbestos Claims will be filed against the Trust, all Pneumo Asbestos Claims duly filed with the Trust have been liquidated and paid or disallowed in accordance with the Trust documents, and twelve (12) consecutive months have elapsed during which no new Pneumo Asbestos Claim has been filed with the Trust, after which time any remaining assets in the Pneumo Abex Subfund may be transferred to any other trust which is a “qualified settlement fund” pursuant to Section 468B of the Internal Revenue Code of 1986, as amended, and established under Section 524(g) of the Bankruptcy Code pursuant to the Plan.

(b) Assets of Pneumo Abex: To assist in the collection of the proceeds of the Insurance Rights, the assets of Pneumo Abex on the Plan A Effective Date shall include: (i) all rights to and in any general liability insurance policies listed on Exhibit B that potentially provide coverage for Pneumo Asbestos Claims (subject to all agreements entered into prior to the transfer of Pneumo Abex to the Trust on the Plan A Effective Date, including without limitation the Stock Purchase Agreement dated as of April 28, 1988 by and between IC Industries, Inc. (whose successor by merger is PepsiAmericas, Inc.) and PA Holdings Corporation (whose successor by merger is Pneumo Abex), as amended (including by the insurance protocol letter) (the “1988 Stock Purchase Agreement”)), and (ii) all rights to and in the 1988 Stock Purchase Agreement and the Settlement Agreement dated as of September 23, 1991 between Whitman Corporation (whose successor by merger is PepsiAmericas, Inc.) and Pneumo Abex Corporation (whose successor in interest is Pneumo Abex). Pneumo Abex shall not waive, and the Trust shall not suffer or permit Pneumo Abex (successor by merger to Pneumo Abex Corporation) to waive, the attorney-client privilege with respect to any action, transaction or issue arising prior to the transfer of Pneumo Abex to the Trust on the Plan A Effective Date, except as expressly requested in writing by Cooper LLC solely as required for the collection of claims for insurance coverage for Pneumo Asbestos Claims or for the pursuit of indemnification in favor of Pneumo Abex.

(c) Flavors Company: Prior to the date of this Term Sheet, the operating assets and related liabilities of Pneumo Abex were transferred to an indirect subsidiary of PCT (such indirect subsidiary is referred to herein as the “Flavors Company” and such transfer is referred to herein as the “Flavors Transfer”). From and after the Plan A Effective Date, each of Cooper and the Trust shall have the right, upon reasonable advance notice to the Flavors Company, during business hours, to obtain access to the extent needed to business records in the possession of PCI and its affiliates related to Pneumo Abex and its predecessors (other than business

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records related to the operating business of the Flavors Company); access afforded to Cooper for insurance-related purposes shall be at the sole cost of the Pneumo Abex Subfund. Appropriate safeguards in form and substance satisfactory to the Pneumo Parties shall exist on the Plan A Effective Date to ensure that none of Pneumo Abex, the Trust, any beneficiary of the Trust or any other holder of Pneumo Asbestos Claims can challenge the Flavors Transfer, or benefit from any such challenge, under any legal or equitable theory, including but not limited to any applicable fraudulent or avoidable conveyance law or similar statute.

(d) TDP and Matrix Values: The Pneumo Abex Subfund will pay Pneumo Asbestos Claims assumed by the Trust pursuant to the Asbestos Personal Injury Trust Distribution Procedures approved under the Plan (the “TDP”) and matrix values that are acceptable to the ACC and the FCR (subject to the prior approval of Cooper (such approval not to be unreasonably withheld)) shall initially apply to Pneumo Asbestos Claims. The TDP and matrix values may thereafter be amended according to the terms of the TDP, and the Trust may change the matrix values from time to time to account for inflation or for any other reason provided for in the TDP or the Trust Agreement, subject to the rights of Cooper set forth in the last sentence of Section 3(b)(ii). The TDP will not permit submission or processing of workers’ compensation claims. In addition, the exposure criteria set forth in the TDP shall be similar to Cooper’s experience in the tort system with respect to Pneumo Asbestos Claims.

(e) Pneumo Agreements: At all times prior to and after the Plan A Effective Date, Pneumo Abex will (i) continue to perform its obligations under the 1988 Stock Purchase Agreement and all other agreements pursuant to which Pneumo Abex directly or indirectly may be entitled to indemnification, contribution or reimbursement from any person or entity (the 1988 Stock Purchase Agreement and such other agreements are collectively referred to as the “Pneumo Agreements”), and (ii) continue to enforce all obligations owing to it under the Pneumo Agreements, including PepsiAmericas, Inc.’s obligations to Pneumo Abex under the 1988 Stock Purchase Agreement, and shall do nothing to impair such obligations.

(f) Capitalization of Pneumo Abex: Simultaneously with the transfer of PneumoAbex to the Trust on the Plan A Effective Date, Pneumo Abex shall issue, and Cooper LLC (or an affiliate of Cooper LLC) shall purchase, a redeemable preferred equity interest in Pneumo Abex (the “Preferred Interest”) for an original purchase price of $2,500,000. The Preferred Interest shall have, among other customary or appropriate terms, the following terms:

(i) except as provided in Section 11 (c)(ii) below, prior to the 10th anniversary of the Plan A Effective Date, the Preferred Interest may not be redeemed in whole or in part;

(ii) beginning on the 10th anniversary of the Plan A Effective Date and continuing until the date immediately preceding the 30 anniversary of the Plan A Effective Date, the holder of the Preferred Interest shall have the right to cause Pneumo Abex to redeem the Preferred Interest (in whole or in part), and in the event that the holder of the Preferred Interest exercises such right, Pneumo Abex shall be obligated to purchase the amount of the Preferred Interest that the holder of the Preferred Interest desires to have redeemed at a redemption price equal to the lesser of (A) the original purchase price for such amount of the Preferred Interest to be sold plus interest at the applicable federal rate and (B) the product of the amount of cash then held by Pneumo Abex (net of reasonable reserves) multiplied by a fraction,

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the numerator of which is the original purchase price for such amount of the Preferred Interest to be sold and the denominator of which is the original purchase price for the entire Preferred Interest;

(iii) on the 30th anniversary of the Plan A Effective Date, Pneumo Abex shall be obligated to redeem the then-outstanding Preferred Interest in full for a redemption price equal to the lesser of (A) the original purchase price for such then-outstanding amount of the Preferred Interest plus interest at the applicable federal rate and (B) the product of the amount of cash then held by Pneumo Abex (net of reasonable reserves) multiplied by a fraction, the numerator of which is the original purchase price for such then-outstanding amount of the Preferred Interest and the denominator of which is the original purchase price for the entire Preferred Interest;

(iv) the Preferred Interest shall be non-voting, except that Pneumo Abex shall not engage in certain extraordinary transactions (such as significant asset sales, mergers, acquisitions, change in form of entity, dissolution, bankruptcy, transactions outside the ordinary course of business and modifications to the terms of the Preferred Interest) without the prior written consent of the holder of the Preferred Interest; and

(v) the Trust and all other holder(s) of other equity interests in Pneumo Abex shall not be entitled to receive any distribution in respect of such interests (other than, if appropriate, tax distributions) until such time as the Preferred Interest has been redeemed in full.

(g) Management of Pneumo Abex: Effective as of the Plan A Effective Date, Cooper, Pneumo Abex and the Trust will enter into an agreement pursuant to which Cooper will have the rights with respect to Pneumo Abex specified herein as well as such management and other rights as may be necessary or appropriate to allow (but not require) Cooper to protect Pneumo Abex’ s assets. Until the date on which the Preferred Interest has been redeemed in full, the parties shall use their best efforts to cause Pneumo Abex to remain in existence and to continue to be a limited liability company, all at the reasonable cost and expense of Pneumo Abex. In addition, the Trust will agree to not file any petition in bankruptcy, and to not consent to relief with respect to any involuntary petition in bankruptcy, with respect to Pneumo Abex without the prior consent of Cooper.

(h) Cooperation to Preserve Insurance: The parties will cooperate to develop a transaction structure that resembles the transaction structure set forth in this Term Sheet as closely as possible while maximizing the possibility of recovery under all insurance potentially providing coverage for Pneumo Asbestos Claims.

(i) Efforts to Implement Settlement: Each of the parties hereto agrees to use its best efforts to implement Plan A and the settlement described herein with respect thereto, including without limitation to negotiate in good faith modifications to the Plan and related Plan Documents (as defined in the Plan) to incorporate the terms and conditions of Plan A and to seek confirmation and effectiveness of Plan A and the Plan and Plan Documents as so modified.

(j) Reimbursement to Cooper: Promptly after the Plan A Effective Date, Cooper shall submit documentation to a third party claims administrator, who shall be David T. Austern,

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(the “Administrator”), and to the Trust in support of amounts paid or payable (excluding defense costs) in respect of Pneumo Asbestos Claims that were in the tort system or otherwise asserted between January 29, 2006 and the Plan A Effective Date and that were settled, liquidated, or otherwise resolved in a manner consistent with Cooper’s past practices in the tort system by the Plan A Effective Date (“Cooper Resolved Claims”). Such support shall include exposure data and medical information related to such Cooper Resolved Claims. Procedures will be adopted for the Administrator to request additional supporting documentation and to approve or deny reimbursement of any such Cooper Resolved Claims. Once a Cooper Resolved Claim has been finally determined by the Administrator to satisfy the applicable criteria contained in the TDP pursuant to adopted procedures, the Trust shall reimburse Cooper for such Cooper Resolved Claim (without offset of any kind); provided however that such reimbursement shall not occur before the order approving Plan A is a final, non-appealable order. Any such final determination by the Administrator shall be binding on the Trust and Cooper. All Cooper Resolved Claims will be presumptively entitled to reimbursement at the “Scheduled Value” for similar claims set forth in the TDP. Unreimbursed Cooper Resolved Claims that are approved by the Administrator shall accrue interest at the rate provided for in the TDP from the date that is the later of (i) six months after Cooper initially submits such Cooper Resolved Claims to the Administrator for determination, and (ii) the date the order approving Plan A is final and non-appealable, until paid. The Trust shall not be entitled to any insurance proceeds or credit in connection with or in respect of Cooper Resolved Claims.

(k) Claims Reporting From and After the Plan A Effective Date: The Trust shall report to Cooper each quarter concerning the claims experience of and payments by the Pneumo Abex Subfund and shall provide to Cooper reasonable access to its records. The Trust shall submit all relevant information regarding claims against the Pneumo Abex Subfund to insurers designated by Cooper, including insurers with coverage-in-place agreements, on a quarterly basis or more frequently to the extent permitted or required by any such agreements. Cooper shall provide reasonable access to its records, including records related to recovery in respect of Insurance Rights, to the extent necessary to assist the Trust in processing the Pneumo Asbestos Claims.

(1) Indemnification by Trust for Pneumo Asbestos Claims: From and after the Plan A Effective Date, the Trust, at the sole expense of the Pneumo Abex Subfund, will defend, indemnify and hold harmless the debtors in the Reorganization Cases and all of their affiliates, the Pneumo Parties and the other Pneumo Protected Parties against Pneumo Asbestos Claims, including without limitation all defense and indemnity costs they may otherwise incur with respect to any Pneumo Asbestos Claim or any action to enforce the Pneumo Protected Party Injunction and the other injunctions issued pursuant to the Plan for the benefit of the Pneumo Protected Parties without any reduction, claim, counterclaim, offset, recoupment or similar defense or claim, and join in any action to enforce the aforementioned Pneumo Protected Party Injunction and the other injunctions. Notwithstanding the foregoing, and except with respect to indemnification obligations regarding Pneumo Asbestos Claims that have already been paid by the Trust or that will be paid by the Trust with funds obtained from Cooper’s prior contributions to the Trust, in the event Cooper shall terminate its obligation to make any future payments to the Trust pursuant to Section 1l(c)(ii) herein, the Trust’s obligations to defend, indemnify and hold harmless the Pneumo Parties and the other Pneumo Protected Parties pursuant to this Section 4(1) shall also immediately terminate.

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(m) indemnification of Trust: From and after the Plan A Effective Date, Cooper LLC will defend the Trust from and against, and indemnify and hold harmless the Trust for any legal or other costs reasonably incurred by or imposed on the Trust in connection with the pursuit of insurance coverage for Pneumo Asbestos Claims by or for the benefit of Cooper; provided however that Cooper LLC shall have no indemnification obligation for the gross negligence or willful misconduct of the Trust, for any action taken by the Trust with respect to such insurance other than with the consent of Cooper or for any action taken or omitted to be taken by Pneumo Abex other than with the consent of Cooper.

(n) Releases: From and after the Plan A Effective Date, the Trust shall obtain appropriate releases in favor of the Pneumo Protected Parties from holders of Pneumo Asbestos Claims in connection with the payment of such Pneumo Asbestos Claims. Effective on the Plan A Effective Date, FMC and FMP (on behalf of themselves and their past and present affiliates) will forever waive and release the Pneumo Protected Parties from any and all past, present and future claims, causes of action, and liabilities of any kind, whether known or unknown or matured or unmatured, arising from or related to acts or omissions, or transactions occurring, prior to the Plan A Effective Date, regardless of when any such claim, cause of action, or liability may be asserted; provided however that the foregoing release shall not release any rights or obligations under any of the Definitive Documents (including Cooper’s right to seek reimbursement for Cooper Resolved Claims and other matters as provided herein). Effective on the Plan A Effective Date, the Pneumo Parties (on behalf of themselves and their past and present affiliates) will forever waive and release the debtors in the Reorganization Cases and all affiliates of the debtors in the Reorganization Cases from any and all past, present and future claims, causes of action, and liabilities of any kind, whether known or unknown or matured or unmatured, arising from or related to acts or omissions, or transactions occurring, prior to the Plan A Effective Date, regardless of when any such claim, cause of action, or liability may be asserted, including those (A) related to any pre-Plan A Effective Date payments made with respect to Pneumo Asbestos Claims or (B) otherwise arising under or related to the 1988 Stock Purchase Agreement; the 1994 APA; and that certain Purchase and Sale Agreement dated August 17, 1998 between Cooper Industries, Inc. and Federal Mogul Corporation, as amended (the “1998 PSA”); and any and all documents and instruments relating to the three aforementioned transactions; provided however that the foregoing release shall not release any rights or obligations under any of the Definitive Documents.

5.	Agreements Regarding Insurance From and After the Plan A Effective Date

(a) Cooper in Control From and After the Plan A Effective Date: Cooper shall have the right, from and after the Plan A Effective Date and at its sole expense, to control collection, through settlement or litigation, under the Insurance Rights and all claims that may give rise to Insurance Rights on behalf of neumo Abex and the Trust. Without limiting the generality of the foregoing, Cooper shall be empowered to initiate, prosecute, defend, settle, maintain, administer, preserve, pursue, and resolve all actions arising from or related to the Insurance Rights. None of Pneumo Abex, the Trust nor any of their affiliates shall have any independent consent right with respect to, nor any independent right to control insurance litigation relating to, any Insurance Rights or any claim that may give rise to Insurance Rights. Pneumo Abex shall give authority, including, without limitation, to the extent requested by Cooper, a power of attorney, to Cooper to act on its behalf in connection with such insurance claims and shall make its relevant books,

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records, employees, agents, and professionals available to Cooper. The Trust will make its records and experts, including its legal, actuarial and claims experts, available to Cooper in connection with its efforts to collect under the Insurance Rights and any claim that may give rise to Insurance Rights. The FCR, the ACC and/or the Trust, as applicable, will cooperate with and assist Cooper in connection with its pursuit of insurance coverage, including demonstrating that settlement values for Pneumo Asbestos Claims established under the Plan and related documents are consistent with applicable prior settlement histories. All of the provisions of this Section 5(a) are limited to the extent required by any existing contractual obligation of Pneumo Abex.

(b) Cooperation by Pneumo Abex and the Trust From and After the Plan A Effective Date: The Trust shall maintain the existence of Pneumo Abex and shall otherwise refrain from taking any action that would impair the ability of Cooper, on behalf of Pneumo Abex and the Trust, to collect against any insurance related to the Insurance Rights or make any claims that may give rise to Insurance Rights. Pneumo Abex and the Trust shall reasonably cooperate with Cooper to maximize collection of insurance, including preparing and submitting claims information and providing timely reports regarding trust administration and reasonable and necessary litigation support. If requested by Cooper and at Cooper’s expense, the Trust and/or Pneumo Abex shall undertake certain or all aspects of recovery under insurance related to the Insurance Rights.

B.	PLAN B SETTLEMENT

6.	Purpose of Plan B Settlement

The purpose of the Plan B settlement described in this Section B (“Plan B”) is to settle, among other things, the Pneumo Parties’ claims against the debtors in the Reorganization Cases and all of their non-debtor affiliates, their claims under the 1998 PSA and their objections to confirmation of the Plan, which settlement shall become effective in the event that the Plan A Effective Date does not occur or Plan A is unwound as provided in Section 2(c)(ii) above.

7.	Plan B Settlement Agreement

The Pneumo Parties, FMC, FMP, the FCR and the ACC shall enter into a settlement agreement as promptly as practicable following execution of this Term Sheet (the “Plan B Settlement Agreement”) providing as follows:

(a) If:

(i) the Pneumo Protected Party Injunction does not issue and become effective on the effective date of the Plan but the effective date of the Plan nevertheless occurs at a time when a judicial order approving the 9019 Motion (defined below) is in effect and the parties are implementing Plan B pursuant to Section 10(a), (b), (d), (e) or (f) (the “Plan B Effective Date”); or

(ii) the Pneumo Protected Party Injunction does issue and become effective on the effective date of the Plan but (A) Plan A is subsequently reversed pursuant to a final,

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non-appealable order and Plan B is to be implemented as provided in Sections 2(c) and 10(c) or (B) Plan A is abandoned as provided in Section 10(g) below (the date such order becomes final and non-appealable or the date of notice of such abandonment, as applicable, is referred to as the “Plan B Implementation Date”, and the Plan B Implementation Date together with the Plan B Effective Date, are referred to as the “Plan B Date”);

then Cooper shall be paid in full and final satisfaction of all claims to be released by the Pneumo Parties as provided in Section 7(c) below, $140 million (which shall not be reduced or subordinated for any reason whatsoever, and shall not be subject to any defense, counterclaim, claim, offset or reduction for any reason) in full in cash on (but in no event later than 10 days after) the Plan B Date and the Plan shall provide that, if the effective date of the Plan constitutes the Plan B Effective Date, such payment shall be made before any payment, distribution or contribution is made under the Plan to any other person or entity (other than a payment, distribution or contribution to the Trust, if any, that is used to satisfy the obligation to make such payment to Cooper). If the Plan B Date constitutes the Plan B Implementation Date, Cooper shall also be repaid in full (without offset of any kind) on the Plan B Implementation Date the cash and other assets the Trust receives under Section 3 of this Term Sheet;

(b) Pneumo Abex shall retain all of its rights under Section 5.2 of the Settlement Agreement among Pneumo Abex Corporation (predecessor in interest to Pneumo Abex), Mafco Consolidated Group Inc., FMP, and Federal-Mogul Canada, Ltd. (the “2004 Pneumo Settlement Agreement”) approved by order of the Bankruptcy Court dated February 5, 2004;

(c) Except as provided in Section 7(b) above, effective as of the effective date of the Plan, subject to the condition subsequent that the Plan B Date actually occurs, FMC and FMP (on behalf of themselves and their past and present affiliates) will forever waive and release the Pneumo Protected Parties from any and all past, present and future claims, causes of action, and liabilities of any kind, whether known or unknown or matured or unmatured, arising from or related to acts or omissions, or transactions occurring, prior to the Plan B Date, regardless of when any such claim, cause of action, or liability may be asserted; provided however that the foregoing release shall not release any rights or obligations under any of the Definitive Documents. Except as provided in Section 7(b) above, effective as of the effective date of the Plan, subject to the condition subsequent that the Plan B Date actually occurs, the Pneumo Parties (on behalf of themselves and their past and present affiliates) will forever waive and release the debtors in the Reorganization Cases and all affiliates of the debtors in the Reorganization Cases from any and all past, present and future claims, causes of action, and liabilities of any kind, whether known or unknown or matured or unmatured, arising from or related to acts or omissions, or transactions occurring, prior to the Plan B Date, regardless of when any such claim, cause of action, or liability may be asserted, including those (A) related to any pre-Plan A Effective Date or pre-Plan B Effective Date payments made with respect to Pneumo Asbestos Claims or (B) otherwise arising under or related to the 1988 Stock Purchase Agreement; the 1994 APA; and the 1998 PSA; and any and all documents and instruments relating to the three aforementioned transactions; provided however that the foregoing release shall not release any rights or obligations under any of the Definitive Documents. Notwithstanding the foregoing, any and all contractual rights and remedies between Pneumo

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Abex and its affiliates, on the one hand, and Cooper and its affiliates, on the other hand, will remain in effect and will not be released; and

(d) Cooper shall have the right to terminate, in its sole discretion, the Plan B Settlement Agreement (and if it exercises such right, Plan B shall not be implemented notwithstanding anything herein to the contrary) if any of the following shall occur: (A) the 9019 Motion is denied prior to, or an order of the Bankruptcy Court approving the Plan B Settlement Agreement has not been issued or, if issued, has not become a final, non-appealable judicial order by, the date that is 20 days prior to the deadline fixed by the Bankruptcy Court after the date hereof for filing objections to confirmation of the Plan, (B) the Plan A Documents (defined below), the agreement with respect to the Partitioning Agreement to give effect to Section 9(a) and the Pneumo Plan Supplement (defined below) are not filed in the Reorganization Cases in a form consistent with this Term Sheet and otherwise reasonably acceptable to Cooper, the FCR and the ACC, prior to the date (after the date hereof) fixed by the Bankruptcy Court for the approval hearing on the disclosure document and voting procedures for the Plan, or (C) Cooper has not been paid $140 million as set forth in Section 7(a) by December 31, 2007. In addition, FMP, with the consent of the FCR and the ACC, shall have the right to terminate the Plan B Settlement Agreement if federal asbestos legislation creating a national trust or similar fund is enacted before the Pneumo Protected Party Injunction becomes effective, in which case the parties would return to the positions they were in, with all their relative rights, remedies, and obligations as the same were in effect, immediately prior to the execution of this Term Sheet;

(e) From and after the Plan B Date, Cooper shall use reasonable efforts (which shall not involve additional cost to Cooper) to obtain appropriate releases in favor of FMP and the Trust from holders of Pneumo Asbestos Claims in connection with the payment of such Pneumo Asbestos Claims. In addition, from and after the Plan B Date, upon reasonable request from the Trust, Cooper shall promptly provide the Trust with such information in Cooper’s possession regarding the resolution of any Pneumo Asbestos Claim as may be reasonably necessary to enable the Trust to prevent double payment of such Pneumo Asbestos Claim.

8.	Approval of Plan B Settlement Agreement; Cooperation

The Plan B Settlement Agreement is subject to approval by the Bankruptcy Court. FMC and FMP shall file a Motion to Approve a Settlement Pursuant to Federal Bankruptcy Rule 9019, which shall be in form and substance (a) acceptable to Cooper, and (b) to the extent directly related to Pneumo Abex’s rights described in Section 7(b) or releases of Pneumo Abex and PCT as described in Section 7(c), or Plan A provisions directly related to Pneumo Abex or PCT, reasonably acceptable to Pneumo Abex (the “9019 Motion”), within two business days of execution of the Plan B Settlement Agreement. Each of the parties hereto agrees to use its best efforts to cause the 9019 Motion to be approved and to cause the Plan to include provisions implementing Plan B and the settlement described herein with respect thereto, including without limitation to negotiate in good faith modifications to the Plan and related Plan Documents to incorporate the terms and conditions of Plan B and to seek confirmation and, if Plan A has been abandoned as provided in Section 10 below, effectiveness of Plan B and the Plan and Plan Documents as so modified.

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C.	PARTITIONING AGREEMENT MODIFICATIONS

9.	Partitioning Agreement

(a) Changes to Partitioning Agreement: With respect to the unexhausted products and completed operations aggregate limits of the Subject Policies (as that term is defined in the Partitioning Agreement dated as of November 4, 2004 among DII Industries, LLC, FMP, Cooper LLC (as successor to Cooper Industries, Inc.) and the Participating Carriers (as defined therein) (the “Partitioning Agreement”)) which were partitioned to Cooper and FMP in the Partitioning Agreement, Cooper and FMP agree as follows: (i) Cooper shall relinquish its rights to consent to any lump-sum or installment settlements of all or any of the Subject Policies and shall relinquish control of any negotiations relating to such settlements to FM?; (ii) in exchange for Cooper’s relinquishment of consent and other rights as stated in clause (i), FMP shall make payments to Cooper in the amount of 12% (in the case of Plan A) or 20% (in the case of Plan B), respectively, of any monetary consideration for such lump-sum or installment settlements of all or any of the Subject Policies that are achieved from time to time by FMP. The payment to Cooper shall be made within two weeks after receipt by FMP of any settlement monies; and (iii) Cooper will retain its rights under the Partitioning Agreement to submit claims within its allocated share to any of the Subject Policies which have not been settled or for which Cooper has not received its 12% share (in the case of Plan A) or 20% share (in the case of Plan B), respectively. Cooper will execute settlement agreements relating to the Subject Policies that are consistent with this Section 9 and that do not impose any obligations on Cooper other than a release by Cooper of its rights to products/completed operations coverage, as requested by FMP and upon FMP’s written confirmation that the related 12% payment (in the case of Plan A) or 20% payment (in the case of Plan B), respectively, will be made to Cooper. Nothing herein, nor any agreement by FMP, shall affect the coverages available under the Subject Policies, except for the products and completed operations aggregate limits. In the event the Trust succeeds to FMP’s rights under the Partitioning Agreement or receives any of the settlement monies described in this Section 9(a), the Trust shall promptly remit Cooper’s 12% share (in the case of Plan A) or 20% share (in the case of Plan B), respectively, of such settlement monies to Cooper in accordance with FMP’s obligations described herein and, until such remittance, the Trust shall hold the same in trust solely for the benefit of Cooper. If payments are made at the 12% sharing level and thereafter the Plan B Date occurs, then Cooper shall receive, on the Plan B Date, a supplemental payment with respect to all payments made at the 12% sharing level such that Cooper shall receive the remaining 8% of such payments it would have received had the 20% sharing level been in place at the time any such payments were made prior to the Plan B Date.

(b) Cooperation: The Plan and applicable Plan Documents shall provide for the modifications to the Partitioning Agreement and other transactions described in Section 9(a) and such modifications and transactions shall be effective on the effective date of the Plan (so long as such effective date either constitutes the Plan A Effective Date or the Plan B Effective Date). Each of the parties hereto agrees to use its respective best efforts to cause the Plan to include provisions implementing Section 9(a), including without limitation to negotiate in good faith modifications to the Plan and related Plan Documents to incorporate the terms and conditions thereof and to seek confirmation and effectiveness of the Plan and Plan Documents as so

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modified.

D.	GENERAL TERMS

10.	Switch from Plan A to Plan B

Notwithstanding anything herein to the contrary, the parties hereto shall no longer be required to pursue Plan A and shall thereafter pursue Plan B as provided herein, or, as applicable, Plan B shall automatically become effective:

(a) immediately, if seventy-five percent (75%) of the holders of Pneumo Asbestos Claims voting in respect of the Plan fail to vote in favor of Plan A by the applicable voting deadline (as the same may be extended); provided that Cooper, FMP or Pneumo Abex may first seek a determination by the Bankruptcy Court as to whether the requirements of Section 524(g)(2)(B)(ii)(IV)(bb) have been satisfied;

(b) upon the written request of either Cooper or FMP, if, prior to the occurrence of the Plan A Effective Date, confirmation of Plan A in compliance with applicable court orders would require that one or more amendments be made to the Plan and, solely as a result of such amendment(s), a re-solicitation of votes in respect of the Plan would be required;

(c) as provided in Section 2(c)(ii)(A) above;

(d) if Cooper has the right to terminate the Plan B Settlement Agreement under Section 7(d)(B) above but notifies the other parties hereto in writing that Cooper is waiving such termination right and wishes to implement Plan B;

(e) upon the mutual written consent of each of Cooper, FMC, FMP, the FCR, the ACC, Pneumo Abex and PCT at any time prior to the Plan A Effective Date;

(f) upon the written request of FMP, with the consent of the ACC and the FCR, if the order confirming the Plan is appealed with respect to issues in Plan A and the effectiveness of the Plan as a whole is stayed pending such appeal solely because of issues in Plan A; provided however that FMC, FMP, the ACC and the FCR shall oppose entry of any such stay; or

(g) if an appeal of any portion of Plan A is still pending on the six month anniversary of the Plan A Effective Date, upon written request of either (i) Cooper or (ii) FMC, FMP, the Trust, Trust Advisory Committee or the FCR at any time during the pendency of such appeal on or after such six month anniversary.

11.	Other Principal Terms and Conditions

(a) Definitive Documents: The settlements contemplated by this Term Sheet shall be evidenced by such definitive agreements as are necessary to effectuate Plan A (the “Plan A Documents”), the Plan B Settlement Agreement, a definitive agreement with respect to the Partitioning Agreement to give effect to Section 9(a), and such additional definitive provisions to the Plan and the other Plan Documents as are necessary for the implementation of all of the

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matters set forth in this Term Sheet (the “Pneumo Plan Supplement”), in each case acceptable to each of Cooper, FMC, FMP, the FCR and the ACC (the Plan A Documents, the Plan B Settlement Agreement, the agreement with respect to the Partitioning Agreement and the Pneumo Plan Supplement are referred to herein collectively as the “Definitive Documents”). Provisions of the Plan A Documents, the Plan B Settlement Agreement and the Pneumo Plan Supplement, as applicable, to the extent directly related to Pneumo Abex’s rights described in Section 7(b) or releases of Pneumo Abex and PCT as described in Section 7(c), or involving Plan A and directly related to Pneumo Abex or PCT, shall also be subject to the consent of Pneumo Abex, which consent shall not be unreasonably withheld. This Term Sheet shall be superseded in its entirety by the Definitive Documents upon execution and delivery of the Definitive Documents by each of the respective parties thereto. Except for the rights and obligations set forth in Sections 4(h), 4(i), 8, the second sentence of 9(b), 11(c), and 11(e) of this Term Sheet and this sentence, all of which are legally binding, none of the parties hereto shall have any rights or obligations under this Term Sheet unless and until execution or effectiveness (as applicable) of such Definitive Documents. This Term Sheet supersedes in its entirety the Term Sheet - Pneumo Abex Settlement executed by the parties hereto as of December 15, 2005. This Term Sheet may be executed in multiple counterparts, each of which will be an original, but all of which together will constitute one and the same instrument.

(b) Solicitation Procedures: The parties will agree on appropriate solicitation procedures (subject to the rights of the Plan’s co-proponents).

(c) Termination:

(i) Cooper shall have the right to terminate this Term Sheet and all then-effective Definitive Documents (other than the Plan B Settlement Agreement, the termination of which shall occur as provided in Section 7(d) above), and no party shall have any further obligation under any legally binding provision of this Term Sheet or such Definitive Documents (other than as provided in the Plan B Settlement Agreement) nor any obligation to consummate the transactions contemplated thereby, if any of the following shall occur: (A) the Plan A Effective Date shall not occur on or before December 31, 2006 (unless extended one or more times in writing at the option of the Cooper), (B) the order(s) confirming the Plan (the “Confirmation Order”) and the Pneumo Protected Party Injunction shall not have become final, non-appealable orders on or before December 31, 2006 (unless extended in writing one or more times at the option of Cooper), or (C) federal asbestos legislation creating a national trust or similar fund is enacted before the Pneumo Protected Party Injunction becomes effective. In addition, Cooper shall have the right, in its sole discretion, to terminate this Term Sheet and all then-effective Definitive Documents if Cooper exercises its right to terminate the Plan B Settlement Agreement as provided in Section 7(d) above. Notwithstanding anything herein to the contrary, the transactions described in Section 9 above regarding the Partitioning Agreement shall be effectuated pursuant to the Plan unless both the Plan B Settlement Agreement and this Term Sheet (and any other then-effective Definitive Documents) are terminated as provided herein.

(ii) After the Plan A Effective Date, in the event that the federal government enacts legislation that would have the effect of requiring or permitting Cooper or its affiliates to contribute to a governmentally created or authorized fund for the compensation of

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asbestos personal injury claimants, including some or all of the holders of Pneumo Asbestos Claims, then as of the enactment of such legislation, Cooper shall have the right to terminate its obligations to make any future payments to the Trust and, if Cooper exercises such right, all protection under Section 524(g) of the Bankruptcy Code in favor of Pneumo Protected Parties shall be vacated and shall be of no further force or effect with respect to any claims other than Pneumo Asbestos Claims that have already been paid by the Trust or that will be paid by the Trust with funds obtained from Cooper’s prior contributions to the Trust and Cooper shall be entitled to require Pneumo Abex to redeem the Preferred Interest at the redemption price described in Section 4(f) above.

(d) Bankruptcy Matters: The provisions of the Plan, the Confirmation Order and the Pneumo Protected Party Injunction shall be in form and substance reasonably acceptable to Cooper with respect to the items contemplated by this Term Sheet and FMC, FMP, the FCR and the ACC shall include reasonable provisions in the Plan and, if Plan A has not been abandoned as provided in Section 10 above, the Confirmation Order and/or findings of fact and conclusions of law to be adopted by the District Court for the District of Delaware to support entry of the Pneumo Protected Party Injunction. Provisions of the Plan, the Confirmation Order and the Pneumo Protected Party Injunction, as applicable, to the extent directly related to Pneumo Abex’s rights described in Section 7(b) or releases of Pneumo Abex and PCT as described in Section 7(c), or involving Plan A and directly related to Pneumo Abex or PCT, shall also be subject to the consent of Pneumo Abex, which consent shall not be unreasonably withheld. The parties hereto will use their reasonable efforts to ensure that the Plan A Documents, the agreement with respect to the Partitioning Agreement, the Pneumo Plan Supplement and a stipulation (which will provide that none of the debtors or the Plan’s co-proponents shall amend or modify (1) the Plan A Documents, the agreement with respect to the Partitioning Agreement or the Pneumo Plan Supplement without the prior written approval of Cooper or (2) any provisions of the Plan A Document or the Pneumo Plan Supplement to the extent directly related to Pneumo Abex’s rights described in Section 7(b) or releases of Pneumo Abex and PCT as described in Section 7(c), or involving Plan A and directly related to Pneumo Abex or PCT, without the prior written approval of Pneumo Abex, such approval not to be unreasonably withheld) will be completed and agreed to by:

(A) Cooper, FMC, FMP, the FCR and the ACC prior to the date (after the date hereof) fixed by the Bankruptcy Court for the approval hearing on the disclosure document and voting procedures for the Plan; and

(B) to the extent directly related to Pneumo Abex’s rights described in Section 7(b) or releases of Pneumo Abex and PCT as described in Section 7(c), or involving Plan A and directly related to Pneumo Abex or PCT, Pneumo Abex (such agreement not to be unreasonably withheld) prior to the date (after the date hereof) fixed by the Bankruptcy Court for the approval hearing on the disclosure document and voting procedures for the Plan; provided however that Pneumo Abex shall have no consent or approval rights with respect to the agreement with respect to the Partitioning Agreement.

The parties hereto will use their reasonable efforts to have the Plan provide, to the extent permitted by applicable law, that from and after the Plan A Effective Date the Trust will not have successor liability in respect of Pneumo Abex. The parties hereto will use their reasonable

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efforts to cause the existing stay of the appeal in the case entitled Cooper Industries, LLC v. Federal-Mogul Global, Inc., Case No. 05-3495 (3d Cir. filed July 25, 2005) to remain in effect until the effective date of the Plan (whether such effective date is the Plan A Effective Date or the Plan B Effective Date). If Plan A has not been abandoned as provided in Section 10 above and Plan A is contained in the Plan and an order confirming such Plan has been entered, then FMC, FMP, the ACC and the FCR will use their best efforts to cause a court to enter an order providing that all actions in the nature of those to be enjoined by the Pneumo Protected Party Injunction and any other injunction in favor of the Pneumo Protected Parties contained in the Plan shall be enjoined during the period between the date of confirmation of the Plan and the Plan A Effective Date.

(e) Voting: The Pneumo Parties shall, to the extent permitted to vote, vote in favor of the Plan and shall not object to confirmation of the Plan provided that the Plan and related Plan Documents contain provisions necessary or desirable to effectuate the settlements contemplated by this Term Sheet and, with respect to issues or provisions directly affecting Cooper, otherwise reasonably satisfactory to Cooper. Notwithstanding the foregoing, if the 9019 Motion is denied prior to, or an order of the Bankruptcy Court approving the Plan B Settlement Agreement has not been issued or, if issued, has not become a final, non-appealable judicial order by, the date that is 20 days prior to the deadline fixed by the Bankruptcy Court after the date hereof for filing objections to confirmation of the Plan, the Pneumo Parties shall not be required to vote in favor of the Plan and may raise any objection available to any of them with respect to any matter in the Reorganization Cases.

(f) Substantial Contribution: If the Plan A Effective Date occurs and the Pneumo Protected Party Injunction is issued and in effect, Cooper agrees to pay, subject to court approval, not more than $3 million in the aggregate to or among one or more persons whom the court determines have provided a substantial contribution in the Reorganization Cases with respect to the resolution of Pneumo Asbestos Claims.

(g) Certain Judgments: Cooper shall satisfy, or cause to be satisfied, any unsatisfied final judgment against Pneumo Abex Corporation entered in a case in which a jury verdict was returned against Pneumo Abex Corporation prior to January 1, 2006, unless a final, non-appealable decision in favor of Pneumo Abex Corporation (i) reverses in whole or in part or vacates in whole or in part such judgment and requires a new trial or (ii) gives the plaintiff the option of a new trial, which the plaintiff exercises. If the Plan A Effective Date occurs, any such payment made by Cooper in respect of such a final judgment against Pneumo Abex Corporation shall be submitted to the Administrator for determination, and reimbursed by the Trust, in accordance with the principles of Section 4(j) provided that Cooper’s right to reimbursement from the Trust shall be limited to the values available under the TDP.

(h) Consent Rights of Pneumo Abex and PCT. Except as expressly set forth in this Term Sheet, neither Pneumo Abex nor PCT shall have any consent rights with respect to the matters set forth herein or in the Definitive Documents. If Cooper intends to exercise any right it has to abandon Plan A and pursue Plan B pursuant to Section 10(b) or Section 10(g), Cooper shall provide Pneumo Abex with advance notice of its intent to exercise such right and shall provide Pneumo Abe’ with reasonable opportunity to meet with and/or discuss Cooper’s decision for a period of five days following such notice (after which time Cooper may exercise

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its rights under Section 10(b) and Section 10(g) in its sole discretion).

[End of Page]

[Signatures Follow]

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Please indicate your acceptance of this Term Sheet and your agreement to be bound by the legally binding provisions hereof by executing this Term Sheet in the space provided below.

PNEUMO ABEX LLC	FEDERAL-MOGUL CORPORATION

By: /s/ Steven Fasman	By: /s/ John Gasparovic

PCT INTERNATIONAL HOLDINGS INC.	FEDERAL-MOGUL PRODUCTS, INC.

By: /s/ Michael Borofsky	By: /s/ John Gasparovic

COOPER INDUSTRIES, LLC	FUTURE CLAIMANTS’ REPRESENTATIVE FOR FEDERAL MOGUL CORPORATION AND FEDERAL-MOGUL PRODUCTS, INC

By: /s/ Terry A. Klebe	By: /s/ James Patton

COOPER INDUSTRIES LTD.	OFFICIAL COMMITTEE OF ASBESTOS CLAIMANTS FOR FEDERAL-MOGUL CORPORATION AND FEDERAL-MOGUL PRODUCTS, INC.

By: /s/ Diane K. Schumacher	By: /s/ Elihu Inselbuch

EXHIBIT A

TO TERM SHEET

PNEUMO ABEX SETTLEMENT

Past and Present Affiliates

Preliminary list of past and present affiliates of the Pneumo Parties entitled to treatment as
Pneumo Protected Parties, subject to change/additions based on due diligence

A. Cooper Related Entities

1.	Cooper B-Line, Inc.

2.	Cooper Bussmann, Inc.

3.	Cooper Crouse-Hinds, LLC

4.	Cooper Electrical International, Inc.

5.	Cooper Holdings Ltd.

6.	Cooper Industries, Ltd.

7.	Cooper Industries LLC (including its predecessors-in-interest Cooper Industries, Inc., McGraw-Edison Company, Cooper Bessemer Corporation)

8.	Cooper Lighting, Inc.

9.	Cooper Power Systems, Inc.

10.	Cooper Power Systems Transportation Company

11.	Cooper Power Tools. Inc.

12.	Cooper Tools, Inc.

13.	Cooper US, Inc.

14.	Cooper Wiring Devices, Inc.

15.	Powerstor, Inc.

B.	PCT/Pneumo Abex Related Entities

1.	Abex Corporation (f/k/a The American Brake Shoe & Foundry Company and American Brake Shoe Company)

2.	Abex Industrial, S.A. de C.V.

3.	Abex Industries Ltd.

4.	American BrakeBlock Corporation (f/k/a American Brake Materials Corporation)

5.	Cleveco Inc.

6.	Cleveland Pneumatic Company (f/k/a Cleveland Pneumatic Tool Company)

7.	Flavors Holdings Inc.

8.	Illinois Abex Corporation

9.	Jensen-Kelly Corporation

10.	M & F Worldwide Corp. (f/k/a Henley Pneumo Abex Inc. and Power Control Technologies Inc.)

11.	Mafco Consolidated Group Inc. (f/k/a Henley Investments, Inc. and Abex Inc.)

12.	Mafco Worldwide Corporation

13.	MCG Intermediate Holdings Inc.

14.	National Water Lift, Inc.

15.	NWL Control Systems, Inc.

16.	NWL Service Corp.

17.	PCT International Holdings Inc. (f/k/a PA Acquisition Corporation, Control Technologies International Inc. and Power Control Technology Inc.)

18.	Pneumo Abex Corporation (f/k/a Hengro Seven Inc. and PA Holdings Corporation)

19.	Pneumo Abex Lessee Corp.

20.	Pneumo Abex LLC

21.	Pneumo Corporation

22.	Stanray Corporation

EXHIBIT B

TO TERM SHEET

PNEUMO ABEX SETTLEMENT

SCHEDULE OF INSURANCE
PRIMARY LAYER SUMMARY
(Confidential — Subject to Fed. R. Evid. 408)

Carrier	Policy Period
Maryland Casualty	8/1/43 — 7/31/44

8/1/44-7/31/45

8/1/45-7/31/46

8/1/46-7/31/47

8/1/47-7/31/48

8/1/48-7/31/49

8/1/49-7/31/50

8/1/50-7/31/51

8/1/51-7/31/52

8/1/52-7/31/53

8/1/53-7/31/54

8/1/54-7/31/55

8/1/56-7/31/57

Liberty Mutual	8/1/57-8/1/58

8/1/58-8/1/59

8/1/59-8/1/60

8/1/60-8/1/61

8/1/61-8/1/62

8/1/62-8/1/63

8/1/63-8/1/64

8/1/64-8/1/65

8/1/65-1/1/66

1/1/66-1/1/67

1/1/67-1/1/68

1/1/68-1/1/69

1/1/69-1/1/69

1/1/69-12/31/69

12/31/69-12/31/70

12/31/70-3/1/71

Travelers	3/1/71-3/1/72

3/1/72-3/1/73

3/1/73-3/1/74

Argonaut	3/1/74-3/1/75

Continental	3/1/75-3/1/76

3/1/76-3/1/77

3/1/77-3/1/78

4/1/79-4/1/80

Northwestern International	3/1/78-4/1/79

National Union

4/1/80-4/1/81

4/1/81-4/1/82

4/1/82-4/1/83

4/1/83-4/1/84

4/1/84-4/1/85

EXCESS LIABILITY SUMMARY
(Confidential — Subject to Fed. R. Evid. 408)

POLICY	EXCESS
PERIOD	CARRIER
MARYLAND CASUALTY PRIMARY PERIOD 8/1/43-7/31/87

8/1/43-7/31/44	NONE

8/1/44-7/31/45	NONE

8/1/46-7/31/46	NONE

8/1/46-7/31/47	NONE

8/1/47-7/31/48	NONE

8/1/48-7/31/49	NONE

8/1/49-7/31/50	NONE

8/1/50-7/31/51	NONE

8/1/51-7/31/52	NONE

8/8/52-8/8/53	Lloyds

8/8/53-8/8/54	Lloyds

8/8/54-8/8/55	Lloyds

8/8/55-8/8/56	Lloyds

9/13/55-9/13/56	Lloyds

8/8/56-8/8/57	Lloyds

9/13/56-9/13/57	Lloyds

LIBERTY MUTUAL PRIMARY 10/1/57-3/1/71

8/8/57-8/8/58	Lloyds

9/13/57-9/13/56	Lloyds

8/8/58-8/1/59	Lloyds

9/13/58-8/1/58	Lloyds

8/1/59-8/1/60	Lloyds

8/1/60-8/1/61	Lloyds

8/1/61-8/1/62	Lloyds

8/1/62-8/1/63	Home

8/1/62-8/1/63	American Re

8/1/63-8/1/64	Home

8/1/63-8/1/64	American Re

8/1/64-8/1/65	Home

8/1/64-8/1/65	American Re

8/1/65-8/1/65	Home

8/1/66-8/1/66	American Re

8/1/66-8/1/67	Home

8/1/66-8/1/67	American Re

8/1/57-8/1/58	Home

8/1/57-8/1/58	American Re

8/1/68-8/169	Home

8/1/68-8/1/69	American Re

8/1/68-8/1/70	Home

8/1/68-8/1/70	American Re

8/1/70-8/1/71	Home

8/1/70-8/1/71	American Re

POLICY PERIOD	EXCESS CARRIER

TRAVELERS PRIMARY 3/1/71-3/1/74

3/1/71-3/1/72	Travelers

3/1/71-3/1/72	Continental Casualty

3/1/71-3/1/72	American Re

3/1/72-3/1/73	Travelers

3/1/72-3/1/73	Continental Casualty

3/1/72-3/1/73	American Re

3/1/73-3/1/74	Travelers

3/1/73-3/1/74	Continental Casualty

3/17/3-3/1/74	American Re

3/1/73-3/1/74	American Home Assurance

3/1/73-3/1/74	Continental Casualty

ARGONAUT PRIMARY 3/1/74-3/1/76

3/1/74-3/1/75	Argonaut

3/1/74-3/1/75	Continental Casualty

3/1/74-3/1/75	American Re

3/1/74-3/1/75	American Home Assurance

3/1/73-3/1/74	Continental Casualty

CONTINENTAL PRIMARY 3/1/75 TO 3/1/78

3/1/75-3/30/76	Stonewell

3/1/75-3/30-76	Continental Casualty

3/1/75-3/30/76	American Rel

3/1/75-3/30/76	American Home Assurance

3/1/75-3/30/76	Continental Casualty

3/30/76-3/1/77	Stonewell

3/30/76-3/1/77	Northbrook Ins. Co.

3/30/76-3/1/77	American Re

3/30/76-3/1/77	Columbia Casualty

3/1/77-3/1/78	Columbia Casualty

3/1/77-3/1/78	Northbrook Ins. Co.

3/1/77-3/1/78	Harbor

3/1/77-3/1/78	Northbrook Ins. Co.

3/1/77-3/1/78	First State Ins. Co.I

3/1/77-3/1/78	Midland Ins.Co.I

3/1/77-3/1/78	Ins. Co. of the State of PA

NORTHWESTERN NATIONAL PRIMARY 3/1/78 TO 4/1/79

3/1/78-3/1/79	Columbia Casualty

3/1/78-3/1/79	Northbrook Ins. Co.

3/1/78-3/1/79	Harbor

3/1/78-3/1/79	New Hampshire

1/5/79	Lloyd’s

1/5/79-3/1/79	Associated Int’l Ins. Co.

CONTINENTAL PRIMARY 4/1/79-4/1/80

3/1/79-4/1/80	Great American Surplus

3/1/79-4/1/80	Southern American

3/1/79-4/1/80	Northbrook X&S

POLICY PERIOD	EXCESS CARRIER

3/1/79-4/1/80	Granite State Ins. Co.

3/1/79-4/1/80	Lloyd’s

3/1/79-4/1/80	Associated Int’l Co.

4/1/79-4/1/80	Harbor

4/1/79-4/1/80	First State Ins. Co.

4/1/79-4/1/80	Lloyd’s

4/1/79-4/1/80	Transit Casualty Co.

NATIONAL UNION PRIMARY 4/1/80 TO 4/1/85

4/1/80-4/1/81	Great American Surplus

4/1/80-4/1/81	Southern American

4/1/80-4/1/81	Northbrook X&S

4/1/80-4/1/80	Northbrook X&S

4/1/80-4/1/81	Granite State

4/1/80-4/1/81	Associated Int’l Ins. Co.

4/1/80-4/1/81	Lloyd’s

4/1/80-4/1/81	Transit Casualty Co.

4/1/80-4/1/81	Lloyd’s

4/1/80-4/1/81	Harbor

4/1/80-4/1/81	First State Ins. Co.

4/1/80-4/1/81	AIU Ins. Co.

4/1/80-4/1/81	Int’l Ins. Co

4/1/80-4/1/81	National Surety Corp.

4/1/80-4/1/81	Lloyd’s

4/1/80-4/1/81	Federal Ins. Co.

4/1/81-4/1/82	Northbrook X&S

4/1/81-4/1/82	Granite State

4/1/81-4/1/82	Associated International

4/1/81-4/1/82	Lloyds

4/1/81-4/1/82	Transit Casualty

1981-1982	First State Ins. Co.

4/1/81-4/1/82	Harbor

1981-1982	Fireman’s Fund

1981-982	American Int’l Underwriters

1981-1982	Federal Ins. Co.

1981-1982	Lloyd’s

4/1/81-4/1/82	Continental Ins. Co.

1981-1982	Pine Top

1981-1982	Fireman’s Fund

1981-1982	Federal Ins. Co.

1981-1982	Employer’s Mutual

4/1/81-4/1/82	Continental Ins. Co.

1981-1982	National Union

1981-1982	Highlands Ins. Co.

1981-1982	Gibraltar Ins. Co.

4/1/82-4/1/83	Nortbrook X&S

4/1/82-4/1/83	Granite State

4/1/82-4/1/83	National Union

4/1/82-4/1/83	Lloyds

1982-1983	California Union

1982-1983	National Union

1982-1983	Integrity Ins.

1982-1983	Falcon Insurance

4/1/82-4/1/83	Lloyd’s

4/1/82-4/1/83	Continental Ins. Co.

1982-1983	Highlands Ins. Co.

1982-1983	American Int’l Underwriters

1982-1983	Gibraltar Ins. Co.

1982-1983	Atlanz Ins. Co.

POLICY PERIOD	EXCESS CARRIER

1982-1983	National Surety

1982-1983	American Int’l Underwriters

1982-1983	Gibraltar Ins. Co.

1982-1983	Evansion Ins. Co.

1982-1983	Transport Indemnity Co.

4/1/83-4/1/84	National Union

4/1/83-4/1/84	First State

4/1/83-4/1/84	Transit Casualty

4/1/83-4/1/84	Northbrook X&S

4/1/83-4/1/84	British Companies

4/1/83-4/1/84	Lloyd’s

4/1/83-4/1/84	Northbrook Excess

4/1/83-4/1/84	Granite State Ins. Co.

4/1/83-4/1/84	Lloyd’s

4/1/83-4/1/84	Transit Casualty

4/1/83-4/1/84	Calfornia Union

4/1/83-4/1/84	Columbia Casualty

4/1/83-4/1/84	Integrity Ins. Co.

4/1/83-4/1/84	Highlands Ins. Co.

4/1/83-4/1/84	Continental Ins. Co.

4/1/83-4/1/84	National Surety Corp.

4/1/83-4/1/84	Hudson Ins. Co.

4/1/83-4/1/84	Evansion Ins. Co.

4/1/83-4/1/84	AIU Ins. Co.

4/1/83-4/1/84	Gibraltar Ins. Co.

4/1/83-4/1/84	Transport Indemnity Corp.

4/1/84-4/1/85	National Union

4/1/84-4/1/85	First State

4/1/84-4/1/85	Transit Casualty

4/1/84-4/1/85	Northbrook X&S

4/1/84-4/1/55	British Companies

4/1/84-4/1/85	Granite State Ins. Co.

4/1/84-4/1/85	Lloyd’s

4/1/84-4/1/85	Northbrook Excess

4/1/84-4/1/85	Integrity Ins. Co.

4/1/84-4/1/85	Columbia Casualty

4/1/84-4/1/85	Transit Casualty

4/1/84-4/1/85	California Union

4/1//84-4/1/85	Lloyd’s

4/1/84-4/1/8	AIU Ins. Co.

4/1/84-4/1/85	Harbor

4/1/84-4/1/85	Mission National Ins. Co.

4/1/84-4/1/85	National Surety Corp.

4/1/84-4/1/85	Highlands Ins. Co.

4/1/84-4/1/85	Transport Indemnity